AMENDMENT OF
AGREEMENT – CONSUMER DISCLOSURE SERVICE

Effective this 24th day of January, 2006, EQUIFAX CREDIT INFORMATION SERVICES, INC. N/K/A EQUIFAX INFORMATION SERVICES LLC, a Georgia corporation with a primary place of business at 1550 Peachtree Street, NW, Atlanta, GA 30309, INTERSECTIONS INC., a Delaware corporation with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151, CREDITCOMM SERVICES LLC, a Delaware limited liability company with a primary place of business at 14901 Bogle Drive, Chantilly, VA 20151, and DIGITAL MATRIX SYSTEMS, INC., a Texas corporation with its primary place of business at 15303 Spectrum Drive, 2d Floor, Addison, Texas 75001 (for purposes of this Amendment, “DMS”), enter into this Amendment (the “Amendment”) to the Agreement – Consumer Disclosure Service among them dated April 7, 1997 (the “Agreement”).

Recitals

          WHEREAS, the Agreement has been amended by the First Addendum dated March 30, 2001, the Second Addendum, dated November 27, 2001 (the “Second Addendum”), and the Non-Renewal Notice Amendment, dated November 21, 2005; and

          NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

1.      Effective November 27, 2006, Section 3 of the Second Addendum shall be amended as set forth in Pricing Schedule 1 hereto.

2.      Section 1.2 and each of subsections 1.2.1, 1.2.2 and 1.2.3 of the Second Addendum shall be deleted and replaced by the following words:

1.2 Subject to Section 5.3 below, Intersections shall use the Equifax Credit Information as the sole component of all of its one-bureau Intersections Products that are credit report or profile products (“Intersections Report Products”), and as one of the bureaus used in any dual bureau or tri-bureau Intersections Report Products; provided that:

1.2.1	Intersections may exclude Equifax Credit Information from any Intersections Report Product provided in association with a client of Intersections if the client makes or has made a specific written request not to include Equifax, subject to pricing adjustment as set forth in Pricing Schedule 1 hereto; or

1.2.2	Intersections may exclude Equifax Credit Information from any Intersections Report Product if (a) within thirty (30) days of written request by Intersections, Equifax fails to agree in writing to provide to Intersections for that product a feature, function or process made available to Intersections and generally available in the market by another bureau for a reasonable charge by Equifax (if any) within one hundred fifty (150) days, or (b) within one hundred fifty (150) days after Equifax provides such agreement Equifax does not make and continue to make that feature, function or process available in accordance with that agreement.

3.      In Section 2.1, the word “sale” is deleted and replaced by the word “provision”.

4.      The following shall be added as new Section 4.2 to the Second Addendum:

4.2 “Intersections Monitoring Products” shall mean the single, dual and triple bureau credit monitoring products provided to consumers by Intersections under various names.

5.      Section 5.1 of the Second Addendum, as amended by the Non-Renewal Notice Amendment, is hereby deleted and replaced in its entirety with the following:

“Term and Renewal. The term of this Agreement shall be seven (7) years from the Effective Date of this Second Addendum (the “Term”). This Agreement shall renew for a single two (2) year term unless written notice of nonrenewal is given by either party at least ten (10) months prior to expiration of the initial seven (7) year term described above.”

6.       Section 5.3 of the Second Addendum is amended to

6.1. delete the word “Equifax” and replace it with the words “either party”; and

6.2. delete the following words: “(referencing Section 3.8 of a certain Stockholders Agreement and certain Restricted Purchasers)".

7.      Equifax may, from time to time, at its discretion and expense, upon reasonable prior written notice and during regular business hours, no more than two times in any calendar year, audit Intersections to assess the accuracy of the quarterly reports provided by Intersections pursuant to Section 2 of Schedule 1 hereto; provided Intersections shall not be required to disclose to Equifax the identities of the other bureaus from which bureau reports are pulled, the price charged or fee paid for such reports, or the other terms or conditions of Intersections’ agreements with those bureaus.

8.      As of the effective date of this Second Addendum, DMS is no longer a party to the Agreement, and for purposes of the Agreement the word “Processor” shall mean Digital Matrix Systems, Inc. or such other processor as is appointed by Intersections, subject to prior approval by Equifax and execution by the other processor of Equifax’s standard form of agreement for credit information processors, such approval not to be unreasonably withheld or delayed; provided that notwithstanding anything to the contrary in the foregoing, Sections 4, 6 and 7 of the Agreement shall remain effective and binding between and among Equifax, Intersections and DMS, and those sections of the Agreement may not be amended or modified without the written consent of DMS.

9.     Except as set forth in paragraphs 1, 2, 3, 4, 5, 6 , 7 and 8 above, this Amendment does not amend or otherwise modify the Agreement, which remains in full force and effect.

10.      This Amendment may be executed by facsimile or electronically transmitted counterparts, each of which shall be deemed part of one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

EQUIFAX INFORMATION SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ____________________________

CREDITCOMM SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ______________________________	INTERSECTIONS INC.

By: _______________________________

Name: _____________________________

Title: ______________________________

DIGITAL MATRIX SYSTEMS, INC.

By:_______________________________

Name:_____________________________

Title:______________________________